UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2012

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

	0-28-44 (Blue Ridge)	24-0854342 (Blue Ridge)
Pennsylvania	0-28-43 (Big Boulder)	24-0822326 (Big Boulder)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania	18610-0707
(Address of Principal Executive Offices)	(Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2012, Blue Ridge Real Estate Company (the “Company”) and The Conservation Fund (the “Purchaser”) entered into a Second Amendment (the “Second Amendment”) to the Agreement of Sale between the Company and the Purchaser dated February 17, 2011 (the “Initial Phase 3 Agreement”), as amended by the First Amendment dated August 15, 2011 (the “First Amendment”, and the Initial Phase 3 Agreement as amended by the First Amendment, the “Phase 3 Agreement”) for raw land owned by the Company. Under the Phase 3 Agreement, the Company agreed to sell the Purchaser land located in Thornhurst Township, Lackawanna County, Pennsylvania, consisting of approximately 376 acres (the “Property”), for a purchase price of $1,600,000, $5,000 of which was paid by the Purchaser as a deposit (the “Deposit”) within five business days of the effective date of the Phase 3 Agreement, and the remainder of which is payable to the Company at the closing.

Prior to the Second Amendment, the Phase 3 Agreement provided that (i) the Purchaser had until February 16, 2012 (the “Inspection Period”) to perform any due diligence it deemed necessary to satisfy itself as to the feasibility of proceeding with its acquisition of the Property; (ii) the closing for the sale of the Property would not occur before November 1, 2011 and (iii) the Company would retain gas and oil rights on the Property from closing through December 31, 2031, and would exercise such rights in accordance with a surface use agreement which would be negotiated during the Inspection Period (the “Surface Use Agreement”). The Second Amendment provides that (i) the end of Inspection Period be extended from February 16, 2012 to November 30, 2012; (ii) closing shall occur on December 31, 2012 and (iii) if the parties are unable to reach an agreement on the final terms of the Surface Use Agreement prior to the expiration of the Inspection Period (as extended by the terms of the Second Amendment), then either party may terminate the Agreement on ten days written notice, and upon such termination the Deposit will be refunded to Purchaser. All other terms and conditions of the Phase 3 Agreement in effect prior to the Second Amendment remain in effect.

The foregoing is a summary description of certain terms of the Phase 3 Agreement and the Second Amendment and, by its nature, is incomplete. This description is qualified in its entirety by the text of the Initial Phase 3 Agreement, the First Amendment and the Second Amendment, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the Initial Phase 3 Agreement, the First Amendment and the Second Amendment.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Agreement of Sale, Phase 3, dated February 17, 2011 between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 376 acres located in Thornhurst Township, Lackawanna County, Pennsylvania (filed February 18, 2011 as Exhibit 10.1 to Form 8-K and incorporated herein by reference).

10.2	First Amendment to Agreement of Sale, Phase 3, dated August 15, 2011 between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 376 acres located in Thornhurst Township, Lackawanna County, Pennsylvania (filed August 18, 2011 as Exhibit 10.2 to Form 8-K and incorporated herein by reference).

10.3	Second Amendment to Agreement of Sale, Phase 3, dated February 20, 2012, between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 376 acres located in Thornhurst Township, Lackawanna County, Pennsylvania.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY
BIG BOULDER CORPORATION

Date: February 23, 2012	By:	/s/ Cynthia A. Van Horn
	Name:	Cynthia A. Van Horn
	Title:	Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement of Sale, Phase 3, dated February 17, 2011 between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 376 acres located in Thornhurst Township, Lackawanna County, Pennsylvania (filed February 18, 2011 as Exhibit 10.1 to Form 8-K and incorporated herein by reference).

10.2	First Amendment to Agreement of Sale, Phase 3, dated August 15, 2011 between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 376 acres located in Thornhurst Township, Lackawanna County, Pennsylvania (filed August 18, 2011 as Exhibit 10.2 to Form 8-K and incorporated herein by reference).

10.3	Second Amendment to Agreement of Sale, Phase 3, dated February 20, 2012, between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 376 acres located in Thornhurst Township, Lackawanna County, Pennsylvania.